DELAWARE GROUP EQUITY FUNDS IV

Registration No. 811-04413
FORM N-SAR
Semiannual Period Ended September 30, 2016

SUB-ITEM 77D: Policies with respect to security investments

On February 25, 2016, the Board of Trustees (the ?Board?) of Delaware Group Equity Funds IV (the ?Registrant?) approved the replacement of the Delaware Smid Cap Growth Fund?s (the ?Fund?) sub-advisor with the Small/Mid-Cap Growth Team of the Fund?s investment manager, Delaware Management Company. In connection with this determination, the Board approved certain changes to the Fund?s investment strategies. These portfolio management and strategy changes became effective on or about June 30, 2016. In addition and in connection with these changes, the Fund re-opened to new investors on June 30, 2016. This information is herein incorporated by reference to the supplement dated March 7, 2016 to the Fund?s prospectus dated July 29, 2015, as filed with the Securities and Exchange Commission (SEC Accession No. 0001582816-16-000497).

SUB-ITEM 77I.  Terms of new or amended Securities

On February 25, 2016, the Board of the Registrant voted to add an R6 share class to the Delaware Smid Cap Growth Fund (the ?Fund?). This information is herein incorporated by reference to the Fund?s prospectus and statement of additional information dated July 29, 2015, as amended and restated on May 2, 2016, as filed with the Securities and Exchange Commission (SEC Accession No. 0001359948-16-000070).

On February 25, 2016, the Board of the Registrant unanimously voted and approved a proposal to create a new fund, the Delaware Small Cap Growth Fund. The fund registration took effect on June 30, 2016. This information is herein incorporated by reference to the Registrant?s prospectus and statement of additional information dated June 30, 2016, as filed with the Securities and Exchange Commission (SEC Accession No. 0001206774-16-006305).

SUB-ITEM 77Q1: Exhibits

Exhibit Reference

77.Q.1(d) Amended and Restated Distribution Agreement (February 25, 2016) by and between Delaware Group Equity Funds IV and Delaware Distributors, L.P., attached as Exhibit.

77.Q.1(d) Amendment No. 1 to Schedule I to the Amended and Restated Distribution Agreement (February 25, 2016) by and between Delaware Group Equity Funds IV and Delaware Distributors, L.P., dated June 30, 2016, attached as Exhibit.

77.Q.1(e) Amendment No. 2 to Exhibit A of the Investment Management Agreement (January 4, 2010) between Delaware Group Equity Funds IV and Delaware Management Company, a series of Delaware Management Business Trust, dated June 30, 2016, attached as Exhibit.
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